EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other persons signatory below of a statement on Schedule 13G or any amendments thereto, with respect to the Common Stock of Computer Programs and Systems, Inc. and that this Agreement be included as an attachment to such filing.

This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on the 17th day of February, 2016.

[Signature Page to Follow]

Francisco Partners II, L.P.

By:	Francisco Partners GP II, L.P., its General Partner
By:	Francisco Partners GP II Management, LLC, its General Partner

By:	/s/ Tom Ludwig
Name:	Tom Ludwig
Title:	Managing Member

Francisco Partners Parallel Fund II, L.P.

By:	Francisco Partners GP II, L.P., its General Partner
By:	Francisco Partners GP II Management, LLC, its General Partner

By:	/s/ Tom Ludwig
Name:	Tom Ludwig
Title:	Managing Member

Francisco Partners GP II, L.P.

By:	Francisco Partners GP II Management, LLC, its General Partner

By:	/s/ Tom Ludwig
Name:	Tom Ludwig
Title:	Managing Member

Francisco Partners GP II Management, LLC

By:	/s/ Tom Ludwig
Name:	Tom Ludwig
Title:	Managing Member